Exhibit 99.1

IMAC Holdings receives notification of deficiency from Nasdaq related to delayed filing of quarterly report on Form 10-Q

FRANKLIN, TN, November 22, 2024 – IMAC Holdings, Inc. (“IMAC” or the “Company”) (NASDAQ: BACK) today announced that it received an expected deficiency notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) on November 22, 2024 (the “Notice”). The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2024 (the “Form 10-Q”), as described more fully in the Company’s Form 12b-25 Notification of Late Filing (the “Form 12b-25”) filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2024. The Listing Rule requires Nasdaq-listed companies to timely file all required periodic reports with the SEC.

The Company continues to work diligently to file the Form 10-Q as soon as practicable.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

The Company has until January 21, 2024, to submit a plan to regain compliance with the Listing Rule (the “Plan”). Pursuant to the Notice, if Nasdaq accepts the Plan, Nasdaq has the discretion to grant the Company an exception of up to 180 calendar days from the due date of the Form 10-Q, or until May 19, 2025, to regain compliance with the Listing Rule. The Company intends to take the necessary steps to regain compliance with Nasdaq’s listing rules as soon as practicable.

While the Company can provide no assurances as to timing, the Company intends to take action to submit a plan to regain compliance within the 60 calendar day submission period, and, if Nasdaq accepts the plan to regain compliance, to subsequently regain compliance within the extended time granted by Nasdaq. While the Company is exercising diligent efforts to maintain the listing of its securities on the Nasdaq Capital Market, there can be no assurance that the Company will be able to regain compliance within the applicable time period. In addition, if the Company does not regain compliance within the applicable time period, Nasdaq could provide notice that the Company’s securities will become subject to delisting. If the Company receives notice that its securities are being delisted, Nasdaq rules permit the Company to appeal any delisting determination by Nasdaq staff to a hearings panel.

About IMAC Holdings, Inc.

IMAC Holdings, Inc. is headquartered in Franklin, Tennessee. We operate our proteomic business through our nationally CLIA-certified, CAP-accredited and NY CLEP certified laboratory in Golden, Colorado.

Safe Harbor Statement

This document and the exhibits contain forward-looking statements within the meaning of Section 21E of the Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing and expectations regarding the Company’s filing of the Form 10-Q, statements relating to the Company’s plan to regain compliance with Nasdaq’s listing rules, as well as all statements that are not historical facts. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the risk that the completion and filing of the Form 10-Q will take longer than expected; uncertainties about the timing of the Company’s submission of a compliance plan; Nasdaq’s acceptance of any such plan; the duration of any extension that may be granted by Nasdaq; and the risk that the Company will be unable to meet Nasdaq’s continued listing requirements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K/A, such as statements regarding changes in economic conditions and the impact of competition. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this Current Report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

For additional information, please contact:

Investors@imacholdings.com